UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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ISORAY, INC.
(Name of Registrant as Specified in Its Charter)

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October 26, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of IsoRay, Inc. (the "Company") to be held at the Westin La Paloma Resort, 3800 East Sunrise Drive, Tucson, Arizona 85718 at 10:00 a.m. local time on Friday, December 11, 2009.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will also report on the operations of the Company and its primary operating subsidiary, IsoRay Medical, Inc. Directors and officers of the Company and representatives of the Company's auditor are expected to be present to respond to appropriate questions from shareholders.

Detailed information concerning our activities and operating performance during the fiscal year ended June 30, 2009 is contained in our Annual Report to Shareholders.

This year, in accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders.  Consequently, most shareholders will not receive paper copies of our proxy materials.  We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet.  The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.  We believe this new procedure will make the proxy distribution process more efficient, less costly and help in conserving natural resources.

Whether or not you expect to attend in person, we urge you to vote your shares as soon as possible.  As an alternative to voting in person at the meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.  Voting by any of these methods will ensure your representation at the meeting and will help ensure the presence of a quorum at the meeting.

Your vote is important. Whether or not you are able to attend in person, it is important that your shares be represented at the Annual Meeting. Accordingly, we ask that you please vote over the Internet or by telephone at your earliest convenience, or, if you receive a paper proxy card and voting instructions by mail, that you complete, sign and date the proxy card and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States) as soon as possible. If you do attend the Annual Meeting, you may withdraw your proxy and vote personally on each matter brought before the meeting.

We look forward to seeing you at the Annual Meeting.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Admission to the meeting will be first-come, first-served basis. Shareholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date to enter the meeting. Cameras, recording devices and other electronic equipment will not be permitted in the meeting.

Sincerely,

Dwight Babcock
CEO and Chairman of the Board

350 Hills Street, Suite 106
Richland, WA 99354
www.isoray.com

ISORAY, INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME	10:00 a.m., MST, on Friday, December 11, 2009

PLACE	Westin La Paloma Resort, 3800 East Sunrise Drive, Tucson, Arizona 85718

ITEMS OF BUSINESS	1.	To elect four directors to hold office until the Fiscal 2011 Annual Meeting of Shareholders;

	2.	To ratify the appointment of DeCoria, Maichel & Teague, P.S. as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2010;

3.
To approve, for purposes of the NYSE Amex Company Guide Sec. 713, the issuance to investors of not to exceed 10 million to be registered shares of our common stock, $0.001 par value (the "Common Stock") which may include shares received upon exercise of warrants, to be sold at a discount that will not exceed fifteen percent (15%) of the greater of the book value or market value at the time of issuance;

4.
To approve, for purposes of the NYSE Amex Company Guide Sec. 713, the issuance of rights to purchase not to exceed 10 million shares of Common Stock and the underlying Common Stock issuable upon exercise of shareholder rights which may be granted to shareholders by the Board of Directors in the future pursuant to a to be registered offering, at an exercise price per share that will include a discount of not to exceed fifteen percent (15%) of the greater of book value or market value at the time of issuance; and

	5.	To take action on any other business that may properly be considered at the Annual Meeting or any adjournment thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on October 12, 2009.

VOTING BY PROXY
If you cannot attend the Annual Meeting, you may vote your shares by voting over the Internet, by telephone, or, if you receive a paper proxy card in the mail, by completing and returning a proxy card in the envelope provided.

ANNUAL REPORT
IsoRay, Inc.'s June 30, 2009 Annual Report on Form 10-K, which is not part of the proxy soliciting material except to the extent portions of it are expressly incorporated by reference into this Proxy Statement, is available over the Internet or by written request for a paper copy.  A copy of the annual report is enclosed if you have elected to receive this Proxy Statement in the mail.

By Order of the Board of Directors,

Fred Swindler
Secretary

This Notice of Annual Meeting, Proxy Statement and accompanying proxy card are being distributed on or about October 27, 2009.

INTERNET AVAILABILITY OF PROXY MATERIALS

This year, in accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders.  Consequently, most shareholders will not receive paper copies of our proxy materials.  We will instead send these shareholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet.  The Notice Regarding the Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.  We believe this new procedure will make the proxy distribution process more efficient, less costly and help in conserving natural resources.

ISORAY, INC.
350 Hills Street, Suite 106
Richland, Washington 99354

PROXY STATEMENT
Annual Meeting of Shareholders
December 11, 2009

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the "Board") of IsoRay, Inc. of proxies to be voted at the Company's Fiscal 2010 Annual Meeting of Shareholders to be held on December 11, 2009 (the "Annual Meeting"), and at any adjournment or postponement of the Annual Meeting.  These proxy materials were first sent on or about October 27, 2009 to shareholders entitled to vote at the Annual Meeting.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the Annual Meeting?

The Board has set October 12, 2009 as the record date for the Annual Meeting.  If you were the owner of Company common or preferred stock at the close of business on October 12, 2009 (the "record date"), you may vote at the Annual Meeting.  You are entitled to one vote for each share of common or preferred stock you held on the record date.

What proposals will be voted on at the Annual Meeting?

Four proposals are scheduled to be voted on at the Annual Meeting. The first is the election of four directors to hold office until the Fiscal 2011 Annual Meeting of Shareholders.  The second is the ratification of the appointment by the Audit Committee of DeCoria, Maichel & Teague, P.S. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2010.  The third is the approval of the issuance of not to exceed ten million shares of Common Stock (including shares of Common Stock issuable on exercise of warrants to purchase shares of Common Stock) to be sold at a discount that will not exceed fifteen percent (15%) of the greater of the book value or market value at the time of issuance and to be issued pursuant to a registered direct offering. The fourth is the approval of the issuance of rights to purchase not to exceed ten million shares of Common Stock and the underlying Common Stock to be issued to shareholders of the Company upon exercise of shareholder rights which may be issued by the Company in the future at a price per share that will include a discount of not to exceed fifteen percent (15%) of the greater of book value or market value at the time of issuance.  Proposals 3 and 4 are included to comply with NYSE Amex Company Guide Section 713, which requires shareholder approval prior to applying for the listing of any new issuance of shares in an amount equal to or greater than 20% of the Company's outstanding stock for consideration less than the greater of book or market value of the stock.

How many votes are required to approve the proposals?

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock and preferred stock voting together as one class is necessary to constitute a quorum at the Annual Meeting. In counting the votes to determine whether a quorum exists at the Annual Meeting, we will use the proposal receiving the greatest number of all votes "for" or "against" and abstentions (including instructions to withhold authority to vote). As of October 12, 2009, there were 22,942,088 shares of common stock and 59,065 shares of preferred stock outstanding.

In voting with regard to the proposal to elect directors ("Proposal 1"), you may vote in favor of all nominees, withhold your vote as to all nominees or vote in favor of or withhold your vote as to specific nominees. The vote required to approve Proposal 1 is governed by Minnesota law and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Minnesota law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors.

In voting with regard to the proposal to ratify the Audit Committee's appointment of the independent registered public accounting firm ("Proposal 2"), with regard to the proposal to authorize the issuance of not to exceed ten million shares of Common Stock and/or warrants to purchase shares of Common Stock to investors in a registered public offering ("Proposal 3"), and with regard to the proposal to authorize the issuance of rights to purchase not to exceed ten million shares of Common Stock and the underlying Common Stock issuable to shareholders who exercise their shareholder rights, if any ("Proposal 4"), you may vote in favor of the proposals, vote against the proposals or abstain from voting. The vote required to approve Proposals 2, 3 and 4 is governed by Minnesota law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required obtaining the necessary majority vote and therefore will have the same legal effect as voting against Proposals 2, 3 and 4.

You may either vote "FOR" or "AGAINST" Proposals 2, 3 and 4, and "FOR" or "WITHHOLD" authority to vote for each nominee for the Board. If you withhold authority to vote for the election of directors, your shares will not be voted with respect to the director or directors identified. If you sign and submit your proxy card without voting instructions, your shares will be voted "FOR" each proposal and all director nominees.

Under the rules of the New York and American Stock Exchanges (the "Exchanges") that govern most domestic stock brokerage firms, member firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for shareholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the Exchanges. These votes by brokerage firms are considered as votes cast in determining the outcome of any discretionary proposal. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. If the brokerage firm returns a proxy card without voting on a non-discretionary proposal because it received no instructions, this is referred to as a "broker non-vote" on the proposal. "Broker non-votes" are considered in determining whether a quorum exists at the Annual Meeting, but are not considered as votes cast in determining the outcome of any proposal. We believe that Proposals 1 and 2 are discretionary.

As of October 12, 2009, our directors and executive officers held or controlled approximately 441,182 shares of our common stock, constituting approximately 1.9% of the outstanding common stock. As of October 12, 2009, our directors and executive officers did not hold or control any shares of our preferred stock. We believe that these holders will vote all of their shares of common stock in favor of each of the proposals.

How does the Board recommend that I vote?

The Board recommends that you vote your shares "FOR" each of the proposals and all of the director nominees.  With respect to Proposals 3 and 4, the Board believes that it is very important that the Company be granted the flexibility to raise more capital.  During the past year, it has been difficult for most companies to raise capital.  Although management believes that the Company has sufficient capital for the next 12 months, to be able to implement management's plans to expand into other markets and to provide additional working capital for fiscal 2011, the Board believes it is important that Proposals 3 and 4 be approved.  If neither Proposal 3 nor Proposal 4 are approved, the Company will most likely only be permitted to raise between $2.5 and $5 million, depending on the market price of the Company's Common Stock at the time the capital is raised, or substantially less than the approximately $15 million in capital management believes is required to implement its plans for the Company.

Can my shares be voted on matters other than those described in this Proxy Statement?

            Only under limited circumstances. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

How do I vote my shares without attending the Annual Meeting?

Shareholders of record can vote as follows:

•	Via the Internet: Shareholders may vote through the Internet by following the instructions included with your Notice Regarding the Availability of Proxy Materials.

•	By Telephone: Shareholders may vote by telephone by following the instructions included with your Notice Regarding the Availability of Proxy Materials.

•
By Mail:   Those shareholders who receive a paper proxy card in the mail may sign, date and return their proxy cards in the pre-addressed, postage-paid envelope that is provided with the mailed proxy materials.  If you have misplaced your return envelope or need to return a proxy card from outside the United States, you may mail your proxy card to the address listed on the proxy card.

•	At the Meeting: If you attend the Annual Meeting, you may vote in person by ballot, even if you have previously returned a proxy card or otherwise voted.

If your shares are held in "street name" through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.  Please follow the directions you are given carefully so your vote is counted.  "Street name" shareholders who wish to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares and present it to the inspector of elections with your ballot.

How do I vote my shares in person at the Annual Meeting?

If you are a shareholder of record and prefer to vote your shares at the Annual Meeting, you should bring the enclosed proxy card or proof of identification to the Annual Meeting.  You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or proxy card so your vote will be counted even if you later decide not to attend the Annual Meeting.

May shareholders ask questions at the Annual Meeting?

Yes. Representatives of the Company will answer a limited number of shareholders' questions of general interest at the end of the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account.  To ensure that all your shares are voted, sign and return each proxy card.

May I change my vote?

Yes.  If you vote by mail, Internet or telephone, you may later change your vote and revoke your proxy card by:

•	Sending a written statement to that effect to the Secretary of the Company before the commencement of the Annual Meeting on December 11, 2009;
•	Voting again via the Internet or telephone;
•	Submitting a properly signed proxy card with a later date;
•	Voting in person at the Annual Meeting; or
•	If you hold shares through a bank or brokerage firm, by contacting your financial institution and following its procedure to revoke your prior voting instructions.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees

Our Board currently consists of four members. The Board, on the recommendation of the Nominations and Corporate Governance Committee, has nominated the following four existing members of the Board for re-election to the Board at the Fiscal 2010 Annual Meeting: Dwight Babcock, Robert Kauffman, Thomas LaVoy and Albert Smith. If elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the Fiscal 2011  Annual Meeting of Shareholders and until his successor has been duly elected and qualified. There are no family relationships among our directors, nominees for director or our executive officers.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board, upon the recommendation of the Nominations and Corporate Governance Committee, may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors or fill the position.

The Board unanimously recommends that the shareholders vote "FOR" Proposal 1 to elect Dwight Babcock, Robert Kauffman, Thomas LaVoy and Albert Smith as directors for a one year term expiring at the Fiscal 2011 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Directors

Set forth below is certain information as of October 12, 2009 regarding our current directors and nominees for director, including biographical information.

Mr. LaVoy and Mr. Kauffman took office in July 2005, and Mr. Babcock and Mr. Smith took office in March 2006.

Name	Age	Position Held	Term

Dwight Babcock	62	Director, Chairman, Nominee for Director	Annual
Robert Kauffman	69	Director, Vice-Chairman, Nominee for Director	Annual
Thomas LaVoy	49	Director, Nominee for Director	Annual
Albert Smith	65	Director, Nominee for Director	Annual

Dwight Babcock – Mr. Babcock was appointed CEO of the Company on February 18, 2009.  He was previously appointed Chairman and Interim CEO of the Company on February 26, 2008 and has served as a Director of the Company since 2006.  Mr. Babcock has served as Chairman and Chief Executive Officer of Apex Data Systems, Inc., an information technology company, since 1975.  Apex Data Systems automates the administration and claims adjudication needs of insurance companies both nationally and internationally.  Mr. Babcock was formerly President and CEO of Babcock Insurance Corporation (BIC) from 1974 until 1985.  BIC was a nationally recognized third party administrator operating within 35 states.  Mr. Babcock has knowledge and experience in the equity arena and has participated in various activities within the venture capital, private and institutional capital markets.  Mr. Babcock studied marketing and economics at the University of Arizona where he currently serves on the University of Arizona Astronomy Board.

Robert Kauffman – Mr. Kauffman has been a Director of the Company since 2005 and was appointed Vice-Chairman of the Company on February 26, 2008.  Mr. Kauffman has served as Chief Executive Officer and Chairman of the Board of Alanco Technologies, Inc. (NASDAQ: ALAN), an Arizona-based information technology company, since July 1, 1998.  Mr. Kauffman was formerly President and Chief Executive Officer of NASDAQ-listed Photocomm, Inc., from 1988 until 1997 (since renamed Kyocera Solar, Inc.).  Photocomm was the nation's largest publicly owned manufacturer and marketer of wireless solar electric power systems with annual revenues in excess of $35 million.  Prior to Photocomm, Mr. Kauffman was a senior executive of the Atlantic Richfield Company (ARCO) whose varied responsibilities included Senior Vice President of ARCO Solar, Inc., President of ARCO Plastics Company and Vice President of ARCO Chemical Company.  Mr. Kauffman earned an M.B.A. in Finance at the Wharton School of the University of Pennsylvania, and holds a B.S. in Chemical Engineering from Lafayette College, Easton, Pennsylvania.

Thomas LaVoy – Mr. LaVoy has been a Director of the Company since 2005.  Mr. LaVoy has served as Chief Financial Officer of SuperShuttle International, Inc., since July 1997 and as Secretary since March 1998.  SuperShuttle is one of the largest providers of shuttle services in major cities throughout the United States.  He has also served as a director of Alanco Technologies, Inc. (NASDAQ: ALAN) since 1998.  From September 1987 to February 1997, Mr. LaVoy served as Chief Financial Officer of NASDAQ-listed Photocomm, Inc.  Mr. LaVoy was a Certified Public Accountant with the firm of KPMG Peat Marwick from 1980 to 1983.  Mr. LaVoy has a Bachelor of Science degree in Accounting from St. Cloud University, Minnesota, and is a Certified Public Accountant.

Albert Smith – Mr. Smith has been a Director of the Company since 2006.  Mr. Smith was the co-founder of and served as Vice Chairman of CSI Leasing, Inc., a private computer leasing company from 1972 until March 2005.  He founded Extreme Video Solutions, LLC, a private video conferencing company with headquarters in Scottsdale, Arizona in December 2005.  In January 2008, he formed Face to Face Live, Inc. (successor to Extreme Video Solutions) where he presently serves as CEO.  Mr. Smith presently serves on the Board of Doulos Ministries, Inc.  Mr. Smith has extensive experience in marketing and sales having managed a national sales force of over fifty people while at CSI Leasing, Inc.  Mr. Smith holds a BS in Business Administration from Ferris State College.

Board Committees and Meetings

During the fiscal year ended June 30, 2009, the Board held four regular meetings.  The Board has an Audit Committee, a Compensation Committee and a Nominations and Corporate Governance Committee.

Audit Committee.  The Audit Committee is responsible to the Board for the areas of audit and compliance and oversees the Company's financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the auditors and supervises the Company's compliance with legal and regulatory requirements. The Committee operates under a charter approved by the Board.  The Audit Committee Charter is attached as Appendix A to this Proxy Statement. The current members of the Audit Committee are Mr. LaVoy (Chairman), Mr. Kauffman and Mr. Smith.  The Board has determined that Mr. LaVoy and Mr. Kauffman are  "audit committee financial experts" as defined under SEC rules.  The Board has affirmatively determined that none of the members of the Audit Commitee have a material relationship with the Company that would interfere with the exercise of independent judgment and each of the members of the Audit Committee are "independent" as independence is defined in Section 121(A) of the listing standards of the NYSE Amex and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Compensation Committee. The Compensation Committee is responsible for establishing and reviewing the compensation and employee benefit policies of the Company. The members of the Compensation Committee are Mr. Smith (Chairman) and Mr. Kauffman, each of whom are "independent" directors within the meaning of SEC rules and NYSE Amex listing standards.  The Committee operates under a charter approved by the Board. The Committee's charter as approved by the Board was attached as Appendix 2 to the Proxy Statement relating to the Annual Meeting held in February 2008.  The Compensation Committee reviews and recommends to the Board for approval the compensation for the Company's Chief Executive Officer and all of its other executive officers, including salaries, bonuses and grants of awards under, and administration of, the Company's equity incentive plans. The Compensation Committee, among other things, reviews and recommends to the Board employees to whom awards will be made under the Company's equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards. Although the Committee's charter authorizes the committee to retain an independent consultant, no third party compensation consultant was engaged for fiscal year 2009.  The Chief Executive Officer provides input to the Compensation Committee with respect to the individual performance and compensation recommendations for the other executive officers.

Nominations Committee. The Nominations and Corporate Governance Committee consists of three directors who have all been determined to be "independent" as defined by applicable SEC rules and NYSE Amex listing standards. All directors except Mr. Babcock currently serve on the Nominations and Corporate Governance Committee and Mr. Kauffman serves as its Chairman. The Committee identifies and solicits recommendations from management of qualified individuals as prospective Board members. The Committee also recommends the director nominees to the Board for election at the annual meeting of shareholders. The Committee oversees the annual review and evaluation of the performance of the Board and its committees, and develops and recommends corporate governance guidelines to the Board. In addition, the Committee examines, evaluates, and monitors the independence of directors for general Board positions as well as for specific committee duties, and evaluates specific qualifications for members serving as audit committee financial experts.  The Committee's charter as approved by the Board is attached as Appendix B to this Proxy Statement.

The Board and its committees may retain outside advisors as they determine necessary to fulfill their responsibilities.  All committees report their activities to the full Board.  Each committee charter is posted on the IsoRay website – www.isoray.com.

Each Board member attended at least 75% of the aggregate meetings of the Board and of the Committees on which he served that were held during the period for which he was a Board or Committee member in the Company's fiscal year ended June 30, 2009.

The following table summarizes the membership of the Board and each of its committees, as well as the number of times each committee met during the fiscal year ended June 30, 2009.

	Board	Audit	Compensation	Nominations
Dwight Babcock	Chair
Robert Kauffman	Member	Member	Member	Chair
Thomas LaVoy	Member	Chair		Member
Albert Smith	Member	Member	Chair	Member
Number of Meetings Held in Fiscal 2009	4	3	3	2

Report of the Audit Committee of the Board of Directors

                The Audit Committee consists of three outside directors, each of whom has been determined to be financially literate and meets the independence standards for members of public company audit committees set forth in SEC rules adopted under the Sarbanes-Oxley Act of 2002 and applicable NYSE Amex listing standards. The Committee operates under a written charter adopted by the Board. Committee members include independent directors Thomas LaVoy (Chair), Robert Kauffman and Al Smith. Both Mr. LaVoy and Mr. Kauffman have each been determined to be qualified as an Audit Committee financial expert as defined in Item 407 of Regulation S-K.

                The Committee provides assistance to the Board in fulfilling its oversight responsibilities relating to corporate accounting and reporting practices of the Company toward assurance of the quality and integrity of its consolidated financial statements. The purpose of the Committee is to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; oversee, review and appraise the audit activities of the Company's independent auditors and internal auditing function; and maintain complete, objective and open communication between the Board, the independent accountants, financial management, and the internal audit function. The Audit Committee met three times during the 2009 fiscal year.

                The Company's independent auditor reports directly to the Committee. The Audit Committee is solely responsible to appoint or replace the Company's independent auditor, and to assure the auditor's independence and to provide oversight and supervision thereof. The Committee determines compensation of the independent auditor and has established a policy for approval of non-audit related engagements awarded to the independent auditor. Such engagements must not impair the independence of the auditor with respect to the Company, as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the Committee. The Committee determines the extent of funding that the Company must provide to the Committee to carry out its duties, and has determined that such amounts were sufficient in fiscal 2009.

With respect to the fiscal year ended June 30, 2009, in addition to its other work, the Committee:

•	Reviewed and discussed with management the audited consolidated financial statements of the Company as of June 30, 2009 and the year then ended;
•
Discussed with DeCoria, Maichel & Teague, P.S. the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, with respect to its review of the findings of the independent auditor during its examination of the Company's financial statements; and

•
Received from DeCoria, Maichel & Teague, P.S. the written disclosure and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence.  In addition, discussed with the auditors the firm's independence and determined that independence had been maintained.

                The Committee recommended, based on the review and discussion summarized above, that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended June 30, 2009 for filing with the SEC.

Dated: October 12, 2009	AUDIT COMMITTEE
Thomas LaVoy, Chair
Robert Kauffman
Al Smith

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

Nomination Process

The Nominations and Corporate Governance Committee is the nominating committee of the Board.  The Committee is governed by the Company's Articles of Incorporation and Bylaws with respect to the nominations process.  The Committee is responsible for recommending nominees for nomination by the Board for election to the Board. The Committee will consider nominations from shareholders, provided that such nominations are received by the Company's Secretary in accordance with the Articles of Incorporation, the Bylaws, and the date set in the prior year's proxy statement.

The Committee will perform the following duties with respect to director nominations: (a) consider the criteria for identifying and recommending individuals who may be nominated for election to the Board; (b) providing a recommendation to the Board of the slate of nominees for election to the Board; (c) as the need arises, make recommendations to fill vacancies and actively seek individuals qualified to become Board members; and (d) consider shareholder nominations for the Board when properly submitted in accordance with the Company's Articles of Incorporation and Bylaws.

The Committee will consider candidates for the Board who are recommended by its members, other Board members, shareholders and management, as well as those identified by a third party search firm the Company may retain to assist in identifying and evaluating possible candidates. The Committee evaluates candidates recommended by shareholders in the same manner that it evaluates other candidates. The Committee's evaluations will be based upon several criteria, including the candidate's broad-based business and professional skills and experiences; commitment to representing the long-term interests of shareholders; an inquisitive and objective perspective; the willingness to take appropriate risks; leadership ability; personal and professional ethics; personal integrity and judgment; and practical wisdom and sound judgment. Candidates should have reputations, both personal and professional, consistent with the Company's image and reputation.

At a minimum, the majority of directors on the Board should be "independent," not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director.  In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the medical isotope industry. Accordingly, the Committee seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

The Committee will utilize the following process for identifying and evaluating nominees to the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee will review such directors' overall service to the Company during their term, including the number of meetings attended, level of participation and quality of performance.  In the case of new director candidates, the members of the Committee will be polled for suggestions as to potential candidates that may meet the criteria above, discuss candidates suggested by Company shareholders and may also engage, if the Board deems appropriate, a professional search firm. To date, the Board and the Committee have not engaged professional search firms to identify or evaluate potential nominees but may do so in the future, if necessary. The Committee will then meet to discuss and consider these candidates' qualifications and then choose a candidate to recommend by majority vote.

Non-Employee Director Compensation

					Non-qualified
	Fees			Non-equity	deferred
	earned or	Stock	Option	incentive plan	compensation	All other
	paid in cash	awards	awards	compensation	earnings	compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Dwight Babcock	50,500	-	-	-	-	-	50,500
Robert Kauffman	64,500	-	-	-	-	-	64,500
Thomas LaVoy	52,500	-	-	-	-	-	52,500
Albert Smith	38,500	-	-	-	-	-	38,500

Beginning in fiscal year 2008, each non-employee director received cash compensation of $3,000 per month.  In addition, each non-employee director received $1,000 per Board meeting attended in person or $500 per Board meeting attended via telephone and $500 per committee meeting attended.  Beginning in March 2008, Mr. Babcock (until his appointment as CEO on February 18, 2009) began receiving an additional $3,000 per month for serving as Chairman, Mr. Kauffman began receiving an additional $2,000 per month for serving as Vice-Chairman, and Mr. LaVoy began receiving an additional $1,000 per month for serving as Audit Committee Chairman.

Each director had stock options to purchase 150,000 shares of the Company's common stock outstanding as of June 30, 2009, except for Mr. Babcock who was granted options to purchase an additional 100,000 shares of the Company's common stock on May 13, 2008 for serving as Interim CEO and an additional 200,000 shares of the Company's common stock on June 1, 2009 for serving as CEO.  These grants of 100,000 and 200,000 shares are noted in the executives' Outstanding Equity Awards at Fiscal Year-End table below.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to all of our officers, directors and employees and a separate Code of Ethics for Chief Executive Officer and Senior Financial Officers that supplements our Code of Conduct and Ethics.  The Code of Conduct and Ethics was previously filed as Exhibit 14.1 to our Form 10-KSB for the period ended June 30, 2006, and the Code of Ethics for Chief Executive Officer and Senior Financial Officers was previously filed as Exhibit 14.2 to this same report.  The Code of Ethics for Chief Executive Officer and Senior Financial Officers is also available to the public on our website at http://www.isoray.com/ethicsForCeo.htm.  Each of these policies comprises written standards that are reasonably designed to deter wrongdoing and to promote the behavior described in Item 406 of Regulation S-K promulgated by the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of the Company's common stock and preferred stock as of October 12, 2009 for (a) each person known by the Company to be a beneficial owner of five percent or more of the outstanding common or preferred stock of the Company, (b) each executive officer, director and nominee for director of the Company, and (c) directors and executive officers of the Company as a group.  As of October 12, 2009, the Company had 22,942,088 shares of common stock and 59,065 shares of preferred stock outstanding.  Except as otherwise indicated below, the address for each listed beneficial owner is c/o IsoRay, Inc., 350 Hills Street, Suite 106, Richland, WA 99354.

Common Stock Share Ownership

Name of Beneficial Owner	Common Shares Owned	Common Stock Options Exercisable Within 60 Days	Common Stock Warrants Exercisable Within 60 Days	Percent of Class (1)
Dwight Babcock (2)	130,856	450,000	12,500	2.54%
Lori Woods	8,000	126,665	–	–%
Brien Ragle	–	4,667	–	–%
Robert Kauffman	63,802	150,000	–	–%
Thomas LaVoy	40,423	150,000	–	–%
Albert Smith	198,101	150,000	–	1.51%
Directors and Executive Officers as a group	441,182	1,031,332	12,500	6.19%

(1)
Percentage ownership is based on 22,942,088 shares of Common Stock outstanding on October 12, 2009.  Shares of Common Stock subject to stock options or warrants which are currently exercisable or will become exercisable within 60 days after October 12, 2009 are deemed outstanding for computing the percentage ownership of the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or group.

(2)	Mr. Babcock's common shares owned include 2,695 shares owned by his spouse.

Preferred Stock Share Ownership

Name of Beneficial Owner	Preferred Shares Owned	Percent of Class (1)
Aissata Sidibe (2)	20,000	33.86%
William and Karen Thompson Trust (3)	14,218	24.07%
Jamie Granger (4)	10,529	17.83%
Hostetler Living Trust (5)	9,479	16.05%
Leslie Fernandez (6)	3,688	6.24%

(1)	Percentage ownership is based on 59,065 shares of Preferred Stock outstanding on October 12, 2009.
(2)	The address of Ms. Sidibe is 229 Lasiandra Ct, Richland, WA 99352.
(3)	The address of the William and Karen Thompson Trust is 285 Dondero Way, San Jose, CA 95119.
(4)	The address of Jamie Granger is 53709 South Nine Canyon Road, Kennewick, WA 99337.
(5)	The address of the Hostetler Living Trust is 9257 NE 175th Street, Bothell, WA 98011.
(6)	The address of Leslie Fernandez is 2615 Scottsdale Place, Richland, WA 99352.

No officers or directors beneficially own shares of preferred stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act) requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the Commission) initial reports of beneficial ownership and reports of changes in beneficial ownership of our Common Stock.  The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a).  The information in this section is based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us.

We believe that IsoRay's executive officers, directors and 10% shareholders timely complied with their filing requirements during the year ended June 30, 2009 except as follows: Dwight Babcock (two Form 4s), Jonathan Hunt (one Form 4), Al Smith (one Form 4), and Lori Woods (one Form 4).  We believe all of these forms have been filed as of the date of this Proxy Statement.

Executive Officers

Set forth below is certain information as of October 12, 2009 regarding our current executive officers, including biographical information.

Mr. Babcock took office on February 26, 2008, Ms. Woods took office on July 5, 2006, and Mr. Ragle became our principal accounting officer and principal financial officer on October 2, 2009. Our Board appoints our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

Name	Age	Position Held

Dwight Babcock	62	CEO
Lori Woods	47	Chief Operating Officer
Brien Ragle	40	Controller

Dwight Babcock – Mr. Babcock was appointed CEO of the Company on February 18, 2009.  He was previously appointed Chairman and Interim CEO of the Company on February 26, 2008 and has served as a Director of the Company since 2006.  Mr. Babcock has served as Chairman and Chief Executive Officer of Apex Data Systems, Inc., an information technology company, since 1975.  Apex Data Systems automates the administration and claims adjudication needs of insurance companies both nationally and internationally.  Mr. Babcock was formerly President and CEO of Babcock Insurance Corporation (BIC) from 1974 until 1985.  BIC was a nationally recognized third party administrator operating within 35 states.  Mr. Babcock has knowledge and experience in the equity arena and has participated in various activities within the venture capital, private and institutional capital markets.  Mr. Babcock studied marketing and economics at the University of Arizona where he currently serves on the University of Arizona Astronomy Board.

Lori Woods – Ms. Woods joined the Company in July 2006, was appointed Acting Chief Operating Officer on February 26, 2008, and was appointed Chief Operating Officer on February 18, 2009.  Ms. Woods has over 20 years experience in medical device technology and healthcare services.  Ms. Woods served as the CEO of Pro-Qura, a medical services company focusing on brachytherapy quality assurance and education, from 2002 until joining the Company.  During her tenure at Pro-Qura, Ms. Woods developed its business strategy, expanded its business portfolio in quality assurance beyond prostate brachytherapy into other areas of cancer, and increased funding by 50%.  Prior to this, she served as the Vice President of Sales at ATI Medical in 2002, Vice President of Sales – West and Vice President of Marketing and Business Development for Imagyn Medical Technologies from 2000 to 2002, Director of Business Development for Seattle Prostate Institute from 1998 to 2000, and Regional Vice President and Regional Manager of Interdent from 1994 to 1998.  Ms. Woods holds a Bachelor of Science degree in Business Administration – Marketing from Loma Linda University.

Brien Ragle – Mr. Ragle has served as the Company's Controller since October 2, 2009 and served as the Company's Cost Accounting manager from January 15, 2007 to October 1, 2009. Prior to this, Mr. Ragle served as a Project Accounting Manager at BNG America, LLC (a wholly-owned subsidiary of Energy Solutions, LLC (ES)) from April 2005 to November 2006. From September 2000 to November 2004, Mr. Ragle was a Business Unit Controller at SCM Consultants, Inc. (a wholly-owned subsidiary of Tetra Tech, Inc. (TTEK)).  Mr. Ragle holds a Bachelor of Arts degree in Business Administration from Washington State University and is a Certified Public Accountant.

Significant Employees

Certain significant employees of our subsidiary, IsoRay Medical, Inc., and their respective ages as of October 12, 2009 are set forth in the table below. Also provided is a brief description of the experience of each significant employee during the past five years.

Name	Age	Position Held
Lane Bray	81	Chemist
Anthony Pasqualone	54	VP, Business Development
Fredric Swindler	62	VP, Regulatory Affairs and Quality Assurance

Lane Bray – Mr. Bray is known nationally and internationally as a technical expert in separations, recovery, and purification of isotopes and is a noted authority in the use of cesium and strontium ion exchange for Department of Energy's West Valley and Hanford nuclear waste cleanup efforts.  In 2000, Mr. Bray received the 'Radiation Science and Technology' award from the American Nuclear Society.  Mr. Bray has authored or co-authored over 110 research publications, 12 articles for nine technical books, and holds 24 U.S. and foreign patents.  Mr. Bray patented the USDOE/PNNL process for purifying medical grade Yttrium-90 that was successfully commercialized in 1999.  Mr. Bray also invented and patented the proprietary isotope separation and purification process that is assigned to IsoRay.  Mr. Bray was elected 'Tri-Citian of the Year' in 1988, nominated for 'Engineer of the Year' by the American Nuclear Society in 1995, and was elected 'Chemist of the Year for 1997' by the American Chemical Society, Eastern Washington Section.  Mr. Bray retired from the Pacific Northwest National Laboratory in 1998.  Since retiring in 1998, Mr. Bray worked part time for PNNL on special projects until devoting all of his efforts to IsoRay in 2004.  Mr. Bray has been a Washington State Legislator, a Richland City Councilman, and a Mayor of Richland.  Mr. Bray has a B.A. in Chemistry from Lake Forest College.

Anthony Pasqualone – Mr. Pasqualone joined the Company in November 2008 and has been involved in marketing brachytherapy extensively since 1989 when brachytherapy started to gain attention as a viable treatment option for prostate cancer.  Prior to joining IsoRay, Mr. Pasqualone served as the National Oncology Development Manager at Calypso Medical from April 2007 to November 2008.  Prior to that Mr. Pasqualone was a consultant with BrachySciences from December 2005 to April 2007.  He also served as a VP of Strategic Markets from May 2003 to December 2005 in the Urology Division of CR Bard.  From April 1997 to May 2003 he was a principal and Vice President of Sales at SourceTech Medical, which developed and introduced SeedLink to the brachytherapy market in 2003.  He started his career managing brachytherapy sales as the National Sales Manager at Theragenics Corporation, where he helped develop market acceptance of Pd-103.  In 1995 he brought the first stranded product to market while working with the team at Oncura (Amersham Corporation).  Mr. Pasqualone is an alumnus of Fordham University with a BS in Science.

Fredric Swindler – Mr. Swindler joined IsoRay Medical in October 2006 and has over 40 years of experience in manufacturing and regulatory compliance.  Mr. Swindler also serves as Secretary for IsoRay, Inc., a position he has held since June 11, 2008.  Mr. Swindler served as VP, Quality Assurance and Regulatory Affairs for Medisystems Corporation, a manufacturer and distributor of medical devices, from 1994 until joining the Company.  During his tenure at Medisystems Corporation, Mr. Swindler developed a quality system to accommodate vertically integrated manufacturing, developed regulatory strategies, policies and procedures, and submitted nine pre-market notifications (510(k)) to the FDA.  Prior to this, Mr. Swindler held various positions with Marquest Medical Products from 1989 to 1994, Sherwood Medical Products from 1978 to 1989, Oak Park Pharmaceuticals in 1978, and Mead Johnson & Company from 1969 to 1978.  Mr. Swindler holds a Bachelor of Science degree in Biomedical Engineering from Rose Hulman Institute of Technology and a Masters of Business Administration from the University of Evansville.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during our past two fiscal years awarded to, earned by or paid to each of the following individuals.  Salary and other compensation for these officers, employees and former officers are or were set by the Compensation Committee of the Board of Directors, except for employee compensation which is set by officers of the Company.

Summary Compensation Table

							Nonqualified
						Nonequity	deferred
				Stock	Option	incentive plan	compensation	All other
		Salary	Bonus	awards	awards	compensation	earnings	compensation	Total
Name and principal position	Year	($)	($)	($)	($) (1)	($)	($)	($)	($)
Dwight Babcock, Chairman and CEO (2)	2009	140,308	-	-	50,000	-	-	-	190,308
	2008	22,000	-	-	70,000	-	-	-	92,000
Jonathan Hunt, Chief Financial Officer	2009	144,119	-	-	21,900	-	-	-	166,019
	2008	139,616	-	-	-	-	-	-	139,616
Lori Woods, Chief Operating Officer	2009	185,296	-	-	21,900	-	-	-	207,196
	2008	179,615	-	-	-	-	-	-	179,615
Robert Bilella, Territory Sales Manager	2009	86,722	106,550	-	2,448	-	-	-	195,720
	2008	117,283	121,150	-	-	-	-	-	238,433

(1)
Amounts represent the FAS 123R valuation for the fiscal years ended June 30, 2009 and 2008, respectively.  All such options were awarded under one of the Company's stock option plans.  All options awarded (with the exception of Mr. Babcock's fiscal year 2009 and 2008 stock option grant that was immediately vested on the grant date) vest in three equal annual installments beginning with the first anniversary from the date of grant and expire ten years after the date of grant.  All options were granted at the fair market value of the Company's stock on the date of grant and the Company used a Black-Scholes methodology as discussed in the footnotes to the financial statements (included in the Annual Report) to value the options.

(2)
Mr. Babcock became the Chairman and Interim CEO on February 26, 2008 and was appointed CEO on February 18, 2009.  He was serving as Interim CEO on a contract basis.  Mr. Babcock also received compensation as a Director of the Company until his appointment as CEO on February 18, 2009 which is disclosed in the Non-Employee Director Compensation table.

Ms. Woods has an employment contract with the Company dated February 14, 2007.  The agreement's current term is through February 14, 2010 but will be automatically extended for an additional year on each anniversary date unless terminated in accordance with the provisions of the agreement.  The agreement entitles Ms. Woods to a salary of at least $160,000 with increases as determined by the Compensation Committee of the Board and annual bonus payments under a bonus plan as established by the Compensation Committee.  In the event that Ms. Woods is terminated without cause, becomes disabled, or terminates her employment for good reason, she will be entitled to her salary and benefits for the remaining term of the agreement or 18 months, whichever is shorter.  Good reason is defined in the agreement to mean a reduction of salary or benefits, a change in Ms. Woods' title, position, authority, or responsibilities, causing Ms. Woods to relocate, or any breach by the Company of this agreement.  If Ms. Woods is terminated within one year of a change of control then she shall be entitled to her salary and benefits for the remaining term of the agreement or 18 months, whichever is longer, in addition to a one-time payment equal to her most recently received bonus.  In the event of Ms. Woods' termination without cause or termination within one year of a change of control, all of her unvested stock options shall immediately vest in full and shall be exercisable as provided in the applicable stock option plan.  The agreement also includes certain restrictive covenants that prohibit Ms. Woods from providing services to a competing business for the period of this agreement plus one year.

Mr. Hunt had an employment contract with the Company dated May 19, 2009.  The agreement was for an initial term of one year and extended automatically for additional one-year terms on each anniversary of the effective date of the agreement unless terminated by either party with 90 days prior notice.  The agreement included certain restrictive covenants that prohibit Mr. Hunt from providing services to a competing business for the period of this agreement plus one year.  Mr. Hunt resigned effective October 1, 2009 and other than Mr. Hunt's obligations to not compete for one year following resignation, there are no other obligations which are due by either party following his termination.

Outstanding Equity Awards at Fiscal Year-End

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Dwight Babcock, Chairman and CEO	50,000	-		-	6.30	3/31/2016
	50,000	-		-	3.80	6/23/2016
	50,000	-		-	3.11	8/15/2016
	100,000	-		-	0.75	5/13/2018
	200,000	-		-	0.26	6/1/2019
Jonathan Hunt, Chief Financial Officer	30,000	-		-	5.50	5/1/2016
	33,333	16,667	(2)	-	3.10	10/17/2016
	10,000	5,000	(3)	-	4.40	3/2/2017
	13,333	6,667	(4)	-	4.14	6/1/2017
	-	10,000	(5)	-	0.65	7/1/2018
	-	100,000	(6)	-	0.26	6/1/2019
Lori Woods, Chief Operating Officer	33,333	16,667	(1)	-	3.50	7/5/2016
	33,333	16,667	(2)	-	3.10	10/17/2016
	10,000	5,000	(3)	-	4.40	3/2/2017
	13,333	6,667	(4)	-	4.14	6/1/2017
	-	10,000	(5)	-	0.65	7/1/2018
	-	100,000	(6)	-	0.26	6/1/2019
Robert Bilella, Territory Sales Manager	84,236	-		-	4.15	6/23/2015
	-	18,000	(6)	-	0.26	6/1/2019

(1)	Represents a July 5, 2006 grant, all of which became fully exercisable as of July 1, 2009.
(2)
Represents the October 17, 2006 grant, one-third of which became exercisable on October 17, 2007, one-third of which became exercisable on October 17, 2008, and the final third will become exercisable on October 17, 2009.

(3)
Represents the March 2, 2007 grant, one-third of which became exercisable on March 2, 2008, one-third of which became exercisable on March 2, 2009, and the final third will become exercisable on March 2, 2010.

(4)
Represents the June 1, 2007 grant, one-third of which became exercisable on June 1, 2008, one-third of which became exercisable on June 1, 2009, and the final third will become exercisable on June 1, 2010.

(5)
Represents a July 1, 2008 grant, one-third of which became exercisable on July 1, 2009, one-third of which will become exercisable on July 1, 2010, and the final third will become exercisable on July 1, 2011.

(6)
Represents a June 1, 2009 grant, one-third of which will become exercisable on June 1, 2010, one-third of which will become exercisable on June 1, 2011, and the final third will become exercisable on June 1, 2012.

The Company has a 401(k) plan that covers all eligible full-time employees of the Company.  Contributions to the 401(k) plan are made by participants to their individual accounts through payroll withholding.  Additionally, the 401(k) plan provides for the Company to make contributions to the 401(k) plan in amounts at the discretion of management.  The Company has not made any contributions to the 401(k) plan and does not maintain any other retirement plans for its executives or employees.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

IsoRay Medical, Inc.'s patent rights to its Cs-131 process were acquired from Lane Bray, a shareholder and employee of the Company, and are subject to a 1% royalty on gross profits and certain contractual restrictions.  Pursuant to the royalty agreement, the Company must also pay a royalty of 2% of Gross Sales, as defined, for any sub-assignments of the aforesaid patented process to any third parties.  The royalty agreement will remain in force until the expiration of the patents on the assigned technology, unless earlier terminated in accordance with the terms of the underlying agreement.  During fiscal year 2007, the Company achieved its first gross margin and began making quarterly payments to Mr. Bray as outlined in the royalty agreement.  The Company recorded royalty expense of $20,063 and $22,129 for the years ended June 30, 2009 and 2008, respectively, related to these payments.

Roger Girard, the Company's former Chairman and CEO, had personally guaranteed $20,000 of the BFEDD loan, which was funded in December 2004.  In exchange for his personal guaranty, Mr. Girard received 5,728 shares of common stock.  As a condition of his resignation in February 2008, the Company prepaid $20,000 on the BFEDD loan and obtained Mr. Girard's release and Mr. Girard in turn surrendered the 5,728 shares to the Company.  As part of his settlement, Mr. Girard also surrendered 30,072 shares of common stock he had received in 2004 for personally guaranteeing a portion of a line of credit for the Company.

Mr. Girard and David Swanberg, the Company's former Executive VP – Operations, personally guaranteed a portion of the HAEIFC loan.  As part of their resignations, the Company obtained their releases from these personal guarantees by prepaying $60,000 and $40,000, respectively.

Patent and Know-How Royalty License Agreement

Effective August 1, 1998, Pacific Management Associates Corporation (PMAC) transferred its entire right, title and interest in an exclusive license agreement with Donald Lawrence to IsoRay, LLC (a predecessor company) in exchange for a membership interest.  The terms of the license agreement require the payment of a royalty based on the Net Factory Sales Price, as defined in the agreement, of licensed product sales.  Because the licensor's patent application was ultimately abandoned, only a 1% "know-how" royalty based on Net Factory Sales Price, as defined, remains applicable.  To date, management believes that there have been no product sales incorporating the "know-how" and that therefore no royalty is due pursuant to the terms of the agreement.  Management believes that ultimately no royalties should be paid under this agreement as there is no intent to use this "know-how" in the future.

The licensor of the Lawrence "know-how" has disputed management's contention that it is not using this "know-how".  On September 25, 2007 and again on October 31, 2007, the Company participated in nonbinding mediation regarding this matter; however, no settlement was reached with the Lawrence Family Trust.  After additional settlement discussions which ended in April 2008, the parties still failed to reach a settlement.  The parties may demand binding arbitration at any time.

Review and Approval of Related Party Transactions

The Board reviews all transactions between the Company and any of its officers and directors.  The Company's Code of Ethics emphasizes the importance of avoiding situations or transactions in which personal interests may interfere with the best interests of the Company or its shareholders.  In addition, the Company's general corporate governance practice includes Board-level discussion and assessment of procedures for discussing and assessing relationships, including business, financial, familial and nonprofit, among the Company and its officers and directors, to the extent that they may arise.  The Board and the Nominations and Corporate Governance Committee review any transaction with an officer or director to determine, on a case-by-case basis, whether a conflict of interest exists.  The Board ensures that all directors voting on such a matter have no interest in the matter and discusses the transaction with counsel as the Board deems necessary.  The Board will generally delegate the task of discussing, reviewing and approving transactions between the Company and any related persons to the Nominations and Corporate Governance Committee.

Since the beginning of fiscal year 2009, we did not enter into any transactions with related persons that were subject to our related person transaction policy.

Director Independence

Using the standards of the NYSE Amex, the Company's Board has determined that Mr. Kauffman, Mr. LaVoy, and Mr. Smith each qualify under such standards as an independent director.  Mr. Kauffman, Mr. LaVoy and Mr. Smith each meet the NYSE Amex listing standards for independence both as a director and as a member of the Audit Committee, and Mr. Kauffman and Mr. Smith each meet the NYSE Amex listing standards for independence both as a director and as a member of the Compensation Committee.  Mr. Babcock, the Company's CEO and Chairman, is not independent under these standards.  The Company did not consider any relationship or transaction between itself and these independent directors not already disclosed in this Proxy Statement in making this determination.

Director and Officer Indemnification

Our Articles of Incorporation provide to directors and officers indemnification to the full extent provided by law, and provide that, to the extent permitted by Minnesota law, a director will not be personally liable for monetary damages to us or our shareholders for breach of his or her fiduciary duty as a director, except for liability for certain actions that may not be limited under Minnesota law.  In addition, the Company has entered into indemnification agreements with each of its directors and executive officers, pursuant to which the Company has agreed to indemnify such individuals for any claims made against such individuals based on any act, omission or breach of duty committed while acting as director or officer, except under certain circumstances such as cases involving dishonesty or improper personal benefit. The Company also maintains an insurance policy under which its directors and officers are insured against certain liabilities which might arise out of their relationship with the Company as directors and officers.

Vote Required for Election

          The four persons receiving the highest number of affirmative votes will be elected as directors of the Company. Votes against a nominee or withheld from voting (whether by abstention, broker non-votes or otherwise) will have no legal effect on the vote.

PROPOSAL 2 – RATIFICATION OF RE-APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has re-appointed the firm of DeCoria, Maichel & Teague, P.S. to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2010, and has directed that such re-appointment be submitted to our shareholders for ratification at the Annual Meeting. If our shareholders do not ratify the re-appointment of DeCoria, Maichel & Teague, P.S., the Audit Committee will reconsider the appointment.

Representatives of DeCoria, Maichel & Teague, P.S. are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from shareholders.

Audit and Non-Audit Fees

The Company paid or accrued the following fees in each of the prior two fiscal years to its principal accountant, DeCoria, Maichel & Teague, P.S.:

	Year ended	Year ended
	June 30,	June 30,
	2009	2008

1. Audit fees	$32,047	$42,107
2. Audit-related fees	–	–
3. Tax fees	7,900	7,750
4. All other fees	–	–

Totals	$39,947	$49,857

Audit fees include fees for the audit of our annual financial statements, reviews of our quarterly financial statements, and related consents for documents filed with the SEC.  Tax fees include fees for the preparation of our federal and state income tax returns.

As part of its responsibility for oversight of the independent registered public accountants, the Audit Committee has established a pre-approval policy for engaging audit and permitted non-audit services provided by our independent registered public accountants, DeCoria, Maichel & Teague, P.S.  In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent auditors is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved by the Audit Committee.  The Audit Committee has delegated authority to its Chairman to pre-approve additional non-audit services (provided such services are not prohibited by applicable law) up to a pre-established aggregate dollar limit.  All services pre-approved by the Chairman of the Audit Committee must be presented at the next Audit Committee meeting for review and ratification.  All of the services provided by DeCoria, Maichel & Teague, P.S. described above were approved by our Audit Committee.

The Company's principal accountant, DeCoria, Maichel & Teague P.S., did not engage any other persons or firms other than the principal accountant's full-time, permanent employees.

The Board unanimously recommends that the shareholders vote "FOR" Proposal 2 to ratify the re-appointment of DeCoria, Maichel & Teague, P.S. as the independent registered public accounting firm of the Company.

PROPOSALS 3 & 4 – APPROVAL OF ADDITIONAL SHARE ISSUANCES AS
REQUIRED UNDER NYSE AMEX RULES

BACKGROUND AND ANALYSIS OF PROPOSALS 3 AND 4

RULE 135 DISCLAIMER:

Neither Proposal 3 nor Proposal 4 is an offer to sell any securities of the Company and the Company is not soliciting an offer to buy any securities under the law of the United States, any state in the United States, or any foreign jurisdiction.

Need for Additional Financing

With respect to Proposals 3 and 4, the Board believes that it is very important that the Company be granted the flexibility to raise more capital.  During the past year, it has been difficult for most companies to raise capital.  Although management believes that the Company has sufficient capital for the next 12 months, to be able to implement management's plans to expand into other markets and to provide additional working capital for fiscal 2011, the Board believes it is important that Proposals 3 and 4 be approved.  If neither Proposal 3 nor Proposal 4 are approved, the Company will most likely only be permitted to raise between $2.5 and $5 million, depending on the market price of the Company's Common Stock at the time the capital is raised, or substantially less than the approximately $15 million in capital management believes is required to implement its plans for the Company.  Unless a significant number of the outstanding warrants sold in prior private placements and public offerings have been exercised, there are no other alternatives for raising equity capital at this time.

As there can be no assurance as to if or when any of our previously issued warrants will be exercised, as substantially all of them have exercise prices well above the current market price of the underlying common stock, management believes that obtaining shareholders' authorization for a prospective issuance of additional securities in an amount in excess of 20% of our existing outstanding shares and to be issued at a price per share below the greater of book value or market value at the time of the issuance (consisting of either Common Stock, warrants to purchase shares of Common Stock, rights to purchase shares of Common Stock, or any combination of the foregoing securities) is necessary.

Need for Shareholder Approval

Our Board of Directors has determined to consider two independent offerings to raise capital.  The first offering ("Proposal 3"), if conducted, will be a direct offering of either common stock or of units consisting of warrants and common stock to be registered on a to-be-filed Form S-3 Registration Statement as a "shelf offering."  This offering will be made to third party investors, likely pursuant to a best efforts underwriting agreement with a broker dealer. The securities offered will be sold at a discount that will not exceed fifteen percent (15%) of the greater of the Common Stock's book value or market value at the time of issuance.

The second offering contemplated ("Proposal 4") will, if conducted, be pursuant to a shareholder rights plan permitting existing shareholders of the Company to purchase rights which may be exercised to purchase Common Stock of the Company at a discount that will not exceed fifteen percent (15%) of the greater of the book value or market value of the Common Stock at the time of issuance.  If granted, these rights will be registered pursuant to a to-be-filed Form S-1 Registration Statement.

 If either Proposal 3 or Proposal 4 is approved and the Board of Directors determines to conduct either a direct registered offering or a shareholder rights plan, each of the offerings will terminate within ninety (90) days of shareholder approval.

Our Board of Directors is contemplating the issuance of up to 10,000,000 additional shares of Common Stock, at a potential issuance price per share at a discount of not to exceed fifteen percent (15%) below the greater of a share of Common Stock's then-current book value or market value at the time of issuance, via either Proposal 3, Proposal 4, or a combination of Proposals 3 and 4.  For this purpose, market value will be equal to the average closing prices of our Common Stock as reported on the NYSE Amex LLC (formerly known as AMEX), or such other market on which our shares may be trading for at least the five consecutive trading days immediately preceding the dates of sale.

The Common Stock that may be issued if Proposals 3 and/or 4 are approved by shareholders will have the same rights as our existing Common Stock, which does not have any preemptive rights associated with it.

Shareholder Approval Requirements

Under Rule 713 of the Company Guide of the NYSE Amex, on which our Common Stock is presently listed, we are required to obtain shareholder approval in connection with any transaction that involves the issuance of Common Stock, warrants or rights to purchase shares of Common Stock or other securities convertible into shares of Common Stock, that equals an aggregate of 20% of more of our then-outstanding Common Stock if we issue the stock at a price below the greater of its book value or market value at the time of issuance.  Under such Rule, each of the potential issuances referenced in Proposals 3 and 4 may be regarded as a "stand-alone" issuance.  As of October 12, 2009, the Company had approximately 22,942,000 shares outstanding.

Regardless of whether the shareholders approve Proposals 3 and 4, the Board of Directors may authorize the issuance of 4.5 million shares of Common Stock (which is equal to less than 20% of the Company's currently outstanding Common Stock and under NYSE Amex rules, the Board may issue such amount of Common Stock without shareholder approval), either directly, upon the exercise of warrants issued in conjunction with the Common Stock, or pursuant to the shareholder rights plan described in Proposal 4 below. However, in no event shall the Board of Directors approve the issuance of in excess of a total of $15 million of gross proceeds to be raised through the sale of securities whether under a registered direct offering, shareholders rights plan or combination thereof for the period ended 90 days after the shareholder meeting scheduled in December 2009.

The NYSE Amex has required, as a condition to listing, that the 20% limitation on issuance of new shares be imposed on the Company. It may only be removed upon receipt of shareholder approval of either Proposal 3 or 4. Notwithstanding shareholder approval of Proposals 3 or 4, the listing on the NYSE Amex of any of the 10,000,000 additional shares that we may issue following such shareholder approvals will require NYSE Amex approval of an application for the listing of these additional shares. Furthermore, shareholder approval does not obviate the need for compliance with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, or other NYSE Amex requirements.

Potential Negative Effect on our Stock Price

If Proposals 3 or 4 receive the necessary approvals, in respect of the potential issuance of up to an aggregate of 10,000,000 additional shares of our Common Stock in connection with a potential offering or upon the exercise of the warrants and rights described below (in Proposals 3 and 4), these shares could also become eligible for resale in the public markets upon the effectiveness of registration statements filed with the Securities Exchange Commission (the "SEC") covering their resale. Any such sales, or the anticipation of the possibility of such sales, would represent an overhang on the market and could depress the market price of our Common Stock.

Financial Information

The Company's audited consolidated financial statements, management's discussion and analysis of financial condition and results of operations, and other required financial information are incorporated by reference from the Company's annual report on Form 10-K for the fiscal year ended June 30, 2009, which was filed with the SEC on September 23, 2009 (see "Incorporation of Certain Documents by Reference" below).  Representatives of DeCoria, Maichel & Teague, P.S., the Company's principal accountant for the current fiscal year and the 2009 fiscal year, are expected to be present at the Annual Meeting.

PROPOSAL 3 – APPROVE, FOR PURPOSES OF THE NYSE AMEX COMPANY GUIDE
SEC. 713, THE ISSUANCE TO INVESTORS OF NOT TO EXCEED 10 MILLION TO-
BE-REGISTERED SHARES OF OUR COMMON STOCK, WHICH MAY INCLUDE
SHARES RECEIVED UPON EXERCISE OF WARRANTS

We plan to engage one or more broker dealers to conduct a best efforts offering of our Common Stock or a combination of our Common Stock and warrants to purchase shares of our Common Stock. The Board of Directors would like to raise up to a total of not to exceed $15 million either through this proposed direct offering or through a combination of this proposed offering and through the exercise of stockholder rights as further discussed under Proposal 4 below. This proposed direct offering will likely be priced at a discount which will not exceed fifteen percent (15%) to the Company's market price of its shares of publicly traded common stock for a five consecutive trading day period immediately prior to issue.  Shares will be registered pursuant to a to-be-filed Form S-3 Registration Statement and periodically sold as determined by the Company's financial advisors. This offering shall terminate within 90 days of shareholder approval.

In no event will the Board of Directors issue in excess of 10 million additional shares in the aggregate regardless of whether Proposals 3 or 4 are both approved. Therefore, if shareholders approve both Proposal 3 and Proposal 4 the Board will decide how many shares it will issue under either Proposal but the aggregate number of shares under both proposals will not exceed 10 million additional shares. However, the 10 million additional shares do not include the 4.5 million shares that the Board may issue without receiving shareholder approval.

Notwithstanding whether shareholder approval is obtained, the Board may authorize the issuance of 4.5 million shares.  Regardless of how you decide to vote, the Company may offer not to exceed approximately 4.5 million shares (or a combination of shares and warrants) through one or more to-be-filed Registration Statements, which may represent shares to be issued upon exercise of rights (see Proposal 4 below) or shares to be issued pursuant to a registered direct offering.  The Board of Directors is not requesting any approval of the sale of these initial shares or warrants. In no event will the Board authorize the issuance of securities with a value greater than a total of $15 million and if the Board is able to raise $15 million by issuing less than a total of 14.5 million shares, it will do so.

However, NYSE Amex Rule 713 prevents the listing of any new share issuance totaling more than 20% of the Company's total outstanding shares unless the Company obtains shareholder approval. As the Board would like to raise approximately $15 million, it is unlikely that it can raise this amount without obtaining stockholder approval as the market price of the common stock would have to significantly increase beyond the price range it has maintained during the past year. The Board is asking for approval to issue an additional 10 million shares as at present market values this amount of shares should give the Company an opportunity to raise a total amount it believes is necessary to implement its plans to market its expansion into other cancer applications for its products outside the prostate market.

Shareholder approval will not obviate the need for NYSE Amex approval of an application for listing additional shares or for compliance with the Exchange Act or other NYSE Amex requirements.

If this Proposal 3 is approved, shareholders will experience substantial dilution as the total shares outstanding could increase from approximately 27.5 million (assuming an approximate additional 4.5 million shares are sold without shareholder approval in addition to the 10 million additional shares being approved under Proposals 3 and 4) to approximately 37.5 million shares. This dilution could increase depending on how many broker warrants will be issued as part of the financings. You should consider the potential dilution in determining whether to approve the proposal. Also, the substantial amount of shares being registered in the Registration Statement(s) could depress the market price of our common stock as long as shares remain unsold.

The approval of our Proposal 3 requires the affirmative vote of a majority of the shares of voting stock present or registered at the meeting and entitled to vote.

The Board unanimously recommends that the shareholders vote "FOR" Proposal 3 to approve, for purposes of the NYSE Amex Company Guide Section 713, the issuance of 10 million shares of common stock (including shares of common stock issuable on exercise of warrants to purchase shares of common stock) to be sold at a discount that will not exceed fifteen percent (15%) of the greater of book value or market value at the time of issuance.

PROPOSAL 4 – APPROVE FOR PURPOSES OF THE NYSE AMEX COMPANY GUIDE
SEC. 713, THE ISSUANCE OF RIGHTS TO PURCHASE NOT TO EXCEED 10
MILLION SHARES OF COMMON STOCK AND THE UNDERLYING COMMON
STOCK ISSUABLE UPON EXERCISE OF SHAREHOLDER RIGHTS

Shareholders have not been granted shareholder rights and this Proposal 4 is contingent on the Board of Directors granting shareholders rights to purchase the Company's Common Stock in the future.  The Board of Directors is not obligated to grant shareholder rights and may determine not to do so, particularly if Proposal 3 is also approved.

The Board of Directors would like to raise up to a total of $15 million either through the proposed direct offering discussed above in Proposal 3 or through a combination of Proposal 3 and the exercise of stockholder rights as further discussed herein in this Proposal 4.

In no event will the Board of Directors issue in excess of 10 million additional shares regardless of whether Proposals 3 or 4 are both approved.  Therefore, if shareholders approve both Proposal 3 and Proposal 4, the Board will decide how many shares it will issue under either Proposal but the aggregate number of shares under both proposals will not exceed 10 million additional shares. Furthermore, in no event will the Board authorize the issuance of securities with a value greater than a total of $15 million and if the Board is able to raise $15 million by issuing less than a total of 14.5 million shares, it will do so.

Shares of common stock underlying the rights will be registered pursuant to a to-be-filed Registration Statement and periodically sold as shareholders exercise their shareholder rights. Shareholders will be able to exercise their rights, if any are issued, at a discount of not to exceed fifteen percent (15%) of the market price of the security.

However, the 10 million additional shares do not include the 4.5 million shares that the Board may issue without receiving shareholder approval.  Notwithstanding whether shareholder approval is obtained, the Board may authorize the issuance of 4.5 million shares.  Regardless of how you decide to vote, the Company may offer not to exceed approximately 4.5 million shares (or a combination of shares and warrants) through one or more to-be-filed Registration Statements, which may represent shares to be issued upon exercise of rights or shares to be issued pursuant to a registered direct offering (see Proposal 3 above).  The Board of Directors is not requesting any approval of the sale of these initial shares or warrants.

However, NYSE Amex Rule 713 prevents the listing of any new share issuance totaling more than 20% of the Company's total outstanding shares unless the Company obtains shareholder approval. As the Board would like to raise not to exceed $15 million, it is unlikely that it can raise this amount without obtaining stockholder approval as the market price of the common stock would have to significantly increase beyond the price range it has maintained during the past year. The Board is asking for approval to issue an additional 10 million shares as at present market values this amount of shares should give the Company an opportunity to raise a total amount it believes is necessary to implement its plans to market its expansion into other cancer applications for its products outside the prostate market. This offering will terminate within 90 days of shareholder approval.

Shareholder approval will not obviate the need for NYSE Amex approval of an application for listing additional shares or for compliance with the Exchange Act or other NYSE Amex requirements.

If this Proposal 4 is approved, shareholders will experience substantial dilution as the total shares outstanding could increase from approximately 27.5 million (assuming an approximate additional 4.5 million shares are sold without shareholder approval in addition to the 10 million additional shares being approved under Proposals 3 and 4) to approximately 37.5 million shares. You should consider the potential dilution in determining whether to approve this Proposal 4. Also, this substantial amount of shares could depress the market price of our common stock as long as shares remain unexercised.

The approval of Proposal 4 requires the affirmative vote of a majority of the shares of voting stock present or registered at the meeting and entitled to vote.

The Board unanimously recommends that the shareholders vote "FOR" Proposal 4 to approve, for purposes of the NYSE Amex Company Guide Section 713, the issuance of rights to purchase and common stock issuable upon the exercise of said rights in an amount not to exceed 10 million shares of our common stock, at an exercise price per share that will include a discount of not to exceed fifteen percent (15%) of the greater of book value or market value at the time of issuance.

OTHER INFORMATION

Shareholder Communications with the Board

To contact members of the Board, individually or collectively, on any subject, please address that communication to:

Fred Swindler, Corporate Secretary
IsoRay, Inc.
350 Hills St., Suite 106
Richland, WA 99354

The mailing envelope for your communication should contain a clear notation that the enclosed letter is a "shareholder-board communication" or "shareholder-director communication."  You must include your name and address in the written communication and indicate whether you are a shareholder of the Company.  The Corporate Secretary will acknowledge the receipt of the communication; inform the shareholder concerning the distribution of that communication; and when any action (if requested) would be reviewed by the Board and/or the relevant functional committee. The Corporate Secretary will notify the shareholder of any action taken by the Board in reference to the shareholder's request.

Board Attendance at Annual Meeting

While the Company does not have a formal policy regarding attendance by members of the Board at the Company's annual meetings of shareholders, it has encouraged its directors to attend this Annual Meeting and expects to continue this informal policy.  Shareholders are encouraged to interact with the directors at that time. All the directors attended the last annual meeting of the Company's shareholders.

Expenses of Solicitation

The Company will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice Regarding the Availability of Proxy Materials, this Proxy Statement, the proxy and any additional solicitation material that the Company may provide to shareholders. Proxies will be solicited by mail and may also be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward solicitation materials to the beneficial owners of shares of common and preferred stock as of the Record Date and will reimburse such persons for the cost of forwarding the solicitation materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by telephone, the Internet or by completing and returning the proxy card if you receive one by mail will help to avoid additional expense. Proxies and ballots will be received and tabulated by Broadridge and the Company's Corporate Secretary, Fred Swindler, will serve as the inspector of elections for the Annual Meeting.

Adjournment of the Annual Meeting

In the event there is an insufficient number of shares of our common stock present in person or by proxy at the Annual Meeting to constitute a quorum, the Board will request approval to adjourn the Annual Meeting to a later date.  The place and date to which the Annual Meeting would be adjourned would be announced at the Annual Meeting.

Shareholder Proposals and Director Nominations

In order to be eligible for inclusion in the Company's proxy materials for the Fiscal 2011 Annual Meeting of Shareholders, any shareholder proposal to take action at such annual meeting must generally be received at the Company's executive offices at 350 Hills St., Suite 106, Richland, Washington 99354 no later than September 11, 2010 in order to be considered timely under SEC rules and the advance notice provisions of the Company's Bylaws.  Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

The notice with respect to business proposals to be brought before the annual meeting must state the shareholder's name, address and the number of shares of common stock held, and briefly discuss the business to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any interest of the shareholder in the proposal.

Shareholders wishing to submit recommendations for director candidates must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•
The name, address, and biography of the candidate, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving such notice;

•	The name, address, and phone number of the shareholder or group of shareholders making the recommendation; and

•
With respect to common stock beneficially owned by the shareholder or group of shareholders making the recommendation, and to the extent any shareholder is not a registered holder, proof of the number of shares held.

To be considered by the Board for the Fiscal 2011 Annual Meeting of Shareholders, a director candidate nomination must be received by the Secretary by September 11, 2010 in order to be considered timely under SEC rules and the advance notice provisions of the Company's Bylaws.

However, if the date of the Fiscal 2011 Annual Meeting is a date that is not within 30 days before or after the anniversary date of the Fiscal 2010 Annual Meeting, notice by the shareholder of a proposal must be received no later than ninety days before the date of the Fiscal 2011 Annual Meeting, or, if later, by the close of business on the 10th calendar day after the first public announcement of the date of such annual meeting. A public announcement includes disclosure in (1) a document filed by the Company with the SEC, (2) a mailed notice of the Fiscal 2011 Annual Meeting, and (3) a press release reported by a national news service. Unless otherwise provided in the Company's bylaws, a shareholder who wishes to put forth a proposal at the Fiscal 2011 Annual Meeting of shareholders without including the proposal in the Company's proxy statement must notify the Company of such proposal by October 11, 2010.  If a shareholder fails to give notice by this date, the proxy solicited by the Company for use in connection with the Fiscal 2011 Annual Meeting will confer discretionary authority on the persons named as proxies to vote in their discretion on such proposal without any discussion in the proxy statement of either the proposal or how the proxies intend to exercise their voting discretion.

HOUSEHOLDING

Unless contrary instructions are received, we may send a single copy of the Annual Report, Proxy Statement and Notice of Annual Meeting to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process is known as "householding" and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below and we will deliver promptly a separate set. Similarly, if you share an address with another shareholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1. If your shares are registered in your own name, please contact our transfer agent by writing to them at Computershare Trust Company, 350 Indiana Street, 8th Floor, Golden, Colorado 80401 (Attn: IsoRay, Inc. Representative) or calling (303) 262-0710.

2. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company has elected to incorporate by reference certain information into this Proxy Statement.  By incorporating by reference, the Company can disclose important information to you by referring you to another document it has filed separately with the SEC and delivered to you with this Proxy Statement.  The information incorporated by reference is deemed to be a part of this Proxy Statement.  However, any statement contained in a document incorporated by reference into this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent a statement contained in this Proxy Statement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

This Proxy Statement incorporates by reference the information set forth under the following captions in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2009 – (i) Item 6 – Selected Financial Data, (ii) Item 7 – Management's Discussion and Analysis of Financial Condition and Results of Operations, (iii) Item 7A – Quantitative and Qualitative Disclosures About Market Risk, (iv) Item 8 – Financial Statements and Supplementary Data, and (v) Item 9 – Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The Company's June 30, 2009 Annual Report on Form 10-K is enclosed with this Proxy Statement, and is also available over the Internet or by written request as described below.

The Company will furnish to shareholders without charge a copy of its Form 10-K for the fiscal year ended June 30, 2009, as filed with the Securities and Exchange Commission, upon receipt of a written request addressed to IsoRay, Inc., 350 Hills St., Suite 106, Richland, WA 99354, Attn: Corporate Secretary.  Reports, proxy statements and other information filed by the Company are also available on the internet at the SEC's World Wide Web site at http://www.sec.gov.

MISCELLANEOUS

The Board knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Fred Swindler
Secretary

APPENDIX A

Audit Committee Charter

Purpose

The purpose of the Audit Committee (the "Committee") shall be as follows:

1.           To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2.           To provide assistance to the Board of Directors with respect to its oversight of the following:

►	The integrity of the Company's financial statements.

►	The Company's compliance with legal and regulatory requirements.

►	The independent auditor's qualifications and independence.

►	The performance of the Company's internal audit function, if any, and independent auditor.

3.           To prepare the report that SEC rules require be included in the Company's annual proxy statement.

Composition

The Committee shall consist of two members of the Board of Directors, at least one of whom is determined by the Board of Directors to be "independent" pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 adopted pursuant to the Sarbanes-Oxley Act and shall satisfy any other regulatory requirements.

No independent member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director's fees for service as a director of the Company, including reasonable compensation for serving on Board committees and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by being an officer or owning more than 10 percent of the Company's voting securities.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (including a company's balance sheet, income statement, and cash flow statement) and at least one member must either have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities or be an "audit committee financial expert" as defined by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate, but at least on a quarterly basis. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, if any, and the independent auditor to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company's financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company's by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be given full access to the Company's internal audit group, if any, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company's financial statements or guaranteeing the independent auditor's report. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditor. It also is the job of the Chief Executive Officer and senior management, rather than that of the Committee, to assess and manage the Company's exposure to risk.

Documents/Reports Review

1.           Discuss with management and the independent auditor, prior to public dissemination, the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.           Discuss with management and the independent auditor, prior to the Company's filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal control over financial reporting exist that could adversely affect the Company's ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company's internal control over financial reporting; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

3.           Discuss with management and the independent auditor the Company's earnings press releases (paying particular attention to the use of any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.           Discuss with management and the independent auditor the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.           Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with the accounting firm.

6.           Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including the resolution of any disagreements between management and the independent auditor regarding financial reporting.

7.           Pre-approve, or adopt procedures to pre-approve, all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

8.           To the extent it deems it appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

9.           Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

10.           Inform each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm shall report directly to the Committee.

11.           Review, at least annually, the qualifications, performance, and independence of the independent auditor. In conducting its review and evaluation, the Committee should do the following:

►
At least annually obtain and review a report by the Company's independent auditor describing (i) the auditing firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

►
Ensure the receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

►	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

►	Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor.

►	Ensure the rotation of the lead audit (or coordinating) partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

►
Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X.

►	Take into account the opinions of management and the Company's internal auditor (or other personnel responsible for the internal audit function), if any.

Financial Reporting Process

12.           In consultation with the independent auditor, management, and the internal auditor, if any, review the integrity of the Company's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company's management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) all alternative treatments of financial statements within generally accepted accounting principals that have been discussed with the Company's management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; (e) major issues as to the adequacy of the Company's internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company's disclosure controls and procedures, management's evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; (h) any significant matters arising from any audit, including audit problems and difficulties, whether raised by management, the internal auditor, if any, and the independent auditor, relating to the Company's financial statements; and (i) any other material written communications between the independent auditor and the Company's management.

13.           Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.           Review with the independent auditor any audit problems or difficulties encountered and management's response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management and (b) management's responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement, and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company.

15.           Obtain from the independent auditor assurance that the audit of the Company's financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

16.           Discuss the scope of the annual audit and review the form of the opinion the independent auditor proposes to issue.

17.           Review and discuss with management and the independent auditor the responsibilities, budget, and staffing of the Company's internal audit function, if any.

Legal Compliance/General

18.           Review periodically, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

19.           Discuss with management and the independent auditor the Company's guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

20.           Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies should provide that any accounting firm may not provide audit services to the Company if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person serving in an equivalent position for the Company was employed by the accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

21.           Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.           Unless assigned to a comparable committee or group of independent directors, review and approve all related party transactions as specified in Item 404 of Regulation S-K or SB.

23.           Review and reassess the adequacy of this Charter on an annual basis.

24.           Conduct an annual performance evaluation of itself.

25.           Perform any other activities consistent with this Charter, the Company's By-laws and governing law as the Committee or the Board deems necessary or advisable.

26.           Review and approve (i) any change or waiver in the Company's code of business conduct and ethics for directors and executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

Reports

27.           Prepare all reports required to be included in the Company's proxy statement pursuant to and in accordance with applicable rules and regulations of the SEC.

28.           Report regularly to the full Board of Directors. In this regard, the Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, and the performance of the internal audit function, if any.

29.           The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

30.           Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee's Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including the internal audit staff, if any, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's internal policies and procedures.

APPENDIX B

Nominations and Corporate Governance Committee Charter

Purpose

The purpose of the Nominations and Corporate Governance Committee (the "Committee") shall be as follows:

1.           To select, or recommend for the Board of Directors' selection, the individuals to stand for election as directors at the annual meeting of stockholders or, if applicable, a special meeting of stockholders.

2.           To oversee the selection and composition of committees of the Board of Directors and, as applicable, oversee management continuity planning processes.

Board of Directors shall determine whether the Committee shall make determinations as a committee or shall make recommendations to the Board of Directors.

Composition

The Committee shall consist of two or more members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" in accordance with the rules of the SEC and any other applicable regulatory authorities.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors. Each member shall serve until such member's successor is duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate and shall have the sole authority, without seeking Board approval, to retain outside counsel or other advisors for this purpose, including the sole authority to approve the fees payable to such counsel or advisors and any other terms of retention.

Board Selection, Composition, and Evaluation

1.           Establish criteria for the selection of new directors to serve on the Board of Directors.

2.           Identify individuals believed to be qualified as candidates to serve on the Board of Directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or by the shareholders at an annual or special meeting. In identifying candidates for membership on the Board of Directors, the Committee shall take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board of Directors.

3.           The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure, while contributing to the Board's ability to work as a collective body. Accordingly, the process of the Committee for identifying nominees shall reflect the Company's practice of re-nominating incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, whom the Committee believes will continue to make important contributions to the Board and who consent to continue their service on the Board.

4.           Review and make recommendations to the full Board of Directors, or determine, whether members of the Board should stand for re-election. Consider matters relating to the retirement of Board members, including term limits or age caps.

5.           In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board, recommend to the Board of Directors the class of directors in which the director-nominee should serve.

6.           Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates. In that connection, the Committee shall have sole authority to retain and to terminate any search firm to be used to assist in identifying candidates to serve as directors of the Company, including sole authority to approve the fees payable to such search firm and any other terms of retention.

7.           Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers.

8.           Review and make recommendations, as the Committee deems appropriate, regarding the composition and size of the Board of Directors in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds.

9.           Oversee the evaluation, at least annually, and as circumstances otherwise dictate, of the Board of Directors and management.

Committee Selection and Composition

10.           Recommend members of the Board of Directors to serve on the committees of the Board, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as to any other factors the Committee deems relevant, and when appropriate, make recommendations regarding the removal of any member of any committee.

11.           Recommend members of the Board of Directors to serve as the Chair of the committees of the Board of Directors.

12.           Establish, monitor, and recommend the purpose, structure, and operations of the various committees of the Board of Directors, the qualifications and criteria for membership on each committee of the Board, and as circumstances dictate, make any recommendations regarding periodic rotation of directors among the committees and impose any term limitations of service on any Board committee.

13.           Periodically review the charter and composition of each committee of the Board of Directors and make recommendations to the Board for the creation of additional committees or the elimination of Board committees.

Continuity / Succession Planning Process

14.           Oversee and approve the management continuity planning process. Review and evaluate the succession plans relating to the Chief Executive Officer and other executive officer positions and make recommendations to the Board of Directors with respect to the selection of individuals to occupy these positions.

Reports

15.           Report regularly to the Board of Directors following meetings of the Committee, (a) with respect to such matters as are relevant to the Committee's discharge of its responsibilities, and (b) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

16.           Maintain minutes or other records of meetings and activities of the Committee.

Corporate Governance. To the extent deemed appropriate by the Board of Directors and the Committee, the Committee will do as follows:

17.           Consider the adequacy of the certificate of incorporation and by-laws of the Company and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the stockholders.

18.           Develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate.

19.           Consider policies relating to meetings of the Board of Directors. This may include meeting schedules and locations, meeting agendas, and procedures for delivery of materials in advance of meetings.

Policy and Procedures Regarding Nominating Recommendations of Security Holders

20.           The Committee shall formulate and recommend for adoption to the full Board a policy regarding consideration of nominees for election to the Board of Directors who are recommended by security holders of the Company.

21.           The policy shall state at a minimum that the Committee will consider candidates nominated by shareholders of the Company.

22.           The policy shall contain any other elements that the Committee deems appropriate. These elements may include requirements relating to share ownership of recommending security holders; qualifications of recommended candidates; and compliance with procedures for submission of recommendations.

24.           The Committee shall adopt procedures for the submission of shareholder nominating recommendations to the Committee, consistent with the policy adopted by the Board. These procedures shall at a minimum include requirements and specifications relating to-

•	the timing for submission of recommendations;
•	the manner of submission of recommendations;

•	information required to be provided concerning the recommending shareholder;
•	information required to be provided concerning the proposed nominee;
•	the consent of the proposed nominee to be contacted and interviewed by the Committee; and
•	the consent of the proposed nominee to serve if nominated and elected.

Procedures for Security Holder Communications with the Board

25.           It is the policy of the Company to facilitate security holder communications to the Board.

26.           The Committee shall formulate procedures for security holders to send communications to the Board. These procedures shall at a minimum include requirements and specifications relating to-

•	the manner in which communications may be sent to the directors;
•	any information required to be provided concerning the communicating security holder or other party;
•	the process for collecting and organizing communications;
•	the process for determining which communications will be relayed to the directors; and
•	the manner and timing of delivery of communications to the directors.

Policy on Director Attendance at Annual Meetings

27.           The Committee shall formulate and recommend to the Board for adoption a policy regarding attendance of directors at annual meetings of the Company's shareholders.

28.           The policy may provide for attendance of directors by appropriate means of electronic conferencing.

ISORAY, INC.
ATTN: FRED SWINDLER
350 HILLS STREET, SUITE 106
RICHLAND, WA 99354

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M18011-P85908 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ISORAY, INC.

The Board of Directors recommends that you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Elect as directors the four nominees listed below to serve until the Fiscal 2011 Annual Meeting of Shareholders and until their successors are elected and qualified (except as marked to the contrary):	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dwight Babcock
02) Robert R. Kauffman
03) Thomas C. LaVoy
04) Albert Smith

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposal(s):

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M18012-P85908

REVOCABLE PROXY

ISORAY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE FISCAL 2010 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Dwight Babcock and Robert Kauffman, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock and Series B preferred stock of IsoRay, Inc. (the "Company") that the undersigned is entitled to vote at the Fiscal 2010 Annual Meeting of Shareholders of the Company, to be held at 3800 East Sunrise Drive, Tucson, Arizona 85718, on Friday, December 11, 2009, at 10:00 a.m., local time, and at any and all adjournments thereof, as indicated below.

PROXY–SOLICITED BY THE BOARD OF DIRECTORS

This proxy card will be voted as directed. If no instructions are specified, it will be voted "FOR" each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Annual Meeting.

The undersigned may elect to withdraw this proxy card at any time prior to its use by (1) giving written notice to Fred Swindler, Corporate Secretary, 350 Hills Street, Suite 106, Richland, Washington 99354, (2) by executing and delivering a proxy card bearing a later date or (3) by voting in person at the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated, on the reverse side)